Exhibit 10.44
D-Wave Quantum Inc.

Participant: John Markovich Global ID: [*****]
Award Type: Restricted Stock Units Plan Name: RSU 2022 Special

Award Date: 27-Oct-2022
Award Expiration Date: 27-Oct-2032

Total Granted: 875,000.0000 Award Price: USD 0.0000

Vesting Schedule

Shares/Options Awarded	Vest Date
437,500.0000	27-Oct-2023
218,750.0000	27-Oct-2024
218,750.0000	27-Oct-2025

D-WAVE QUANTUM INC.

2022 EQUITY INCENTIVE PLAN RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS    RESTRICTED    STOCK    UNIT    AWARD    AGREEMENT    (this
“Agreement”), is entered into as of the Date of Grant (as specified on the cover letter accompanying this Agreement (the “Cover Letter”)), by and between D-Wave Quantum Inc., a Delaware corporation (the “Company”), and the Participant (as specified on the Cover Letter). Capitalized terms used in this Agreement and not otherwise defined herein have the meanings ascribed to such terms in the Cover Letter or the D-Wave Quantum Inc. 2022 Equity Incentive Plan, as amended, restated or otherwise modified from time to time in accordance with its terms (the “Plan”).

R E C I T A L S:

WHEREAS, the Company has adopted the Plan, pursuant to which restricted stock units (“RSUs”) may be granted; and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its stockholders to grant the RSUs provided for herein to the Participant on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.Grant of RSUs.

(a)Grant. The Company hereby grants to the Participant the Total Granted (as specified on the Cover Letter) number of RSUs on the terms and subject to the conditions set forth in this Agreement and as otherwise provided in the Plan. The RSUs shall vest as specified on the Cover Letter. The RSUs shall be credited to a separate book-entry account maintained for the Participant on the books of the Company.

(b)Incorporation by Reference. The provisions of the Plan are incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Participant and the Participant’s beneficiary in respect of any questions arising under the Plan or this Agreement. The Participant acknowledges that the Participant has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

2.Vesting; Settlement. As of the Date of Grant, 100% of the RSUs are unvested. Subject to the Participant’s continuous full-time employment with, directorship with, or engagement to provide services to the Company and its Subsidiaries (collectively, such employment, directorship and/or provision of services, “Continuous Service”) on the applicable vesting date and further subject to any acceleration of vesting as set forth herein, the RSUs shall vest as specified on the Cover Letter (each such applicable vesting date, a “Vesting Date”); except that in the event a Change in Control of the Company as defined in the Plan occurs (1) after the Participant has successfully completed six months of Active full-time employment with the Company (or its Subsidiaries), and (2) the Participant’s employment with the Company (or its Subsidiaries) is terminated by the Company (or its Subsidiaries) without cause within twelve months after the Change in Control, that portion of the Award which would, but for the Participant’s termination, have vested within the 24 months following the termination will vest immediately on the date of termination. Each RSU shall be settled as soon as administratively practicable following the Vesting Date but in any event not later than 30 days following the applicable Vesting Date in shares of Common Stock (or, if not administratively practicable, then to the extent permitted under Section 409A of the Code, not later than the 15th day of the third month following the year in which the Vesting Date occurs).

3.Dividend Equivalents. In the event of any issuance of a cash dividend on the shares of Common Stock (a “Dividend”), the Participant shall be credited, as of the payment date for such Dividend, with an amount (a “Dividend Equivalent Amount”) equal to the product of (i) the number of RSUs granted pursuant to this Agreement and outstanding as of the record date for such Dividend multiplied by (ii) the amount of the Dividend per share. Such amount may be credited, as determined in the discretion of the Committee, either as cash or a number of additional RSUs with respect to a number of shares of Common Stock with a Fair Market Value (as determined on the date of such Dividend) equal to such Dividend Equivalent Amount. Any such additional RSUs shall be subject to the same terms and conditions of this Agreement as the original underlying RSUs (including vesting and forfeiture). Upon vesting of an RSU, the aggregate Dividend Equivalent Amount in respect of such vested RSU (to the extent credited in cash) (the “Distributable Amount”) shall be distributed to the Participant in connection with the settlement of such vested RSU either in cash or, at the discretion of the Committee, in a number of shares of Common Stock with a Fair Market Value (as determined on the Vesting Date) equal to the Distributable Amount. To the extent any RSUs are forfeited prior to vesting, the corresponding Dividend Equivalents (including any additional RSUs) in respect thereof shall be forfeited immediately thereupon.

4.Termination of Employment or Service. If the Participant’s Continuous Service terminates for any reason (except as described in the proviso to this sentence), the Participant shall forfeit all right, title, and interest in and to any unvested portion of the RSUs as of the date of such termination, and such unvested portion of the RSUs shall be cancelled without further consideration or any act or action by the Participant; except that in the event a Change in Control of the Company as defined in the Plan occurs (1) after the Participant has successfully completed six months of Active full-time employment with the Company (or its Subsidiaries), and (2) the Participant’s employment with the Company (or its Subsidiaries) is terminated by the Company (or its Subsidiaries) without cause within twelve months after the Change in Control, that portion of the Award which would, but for the Participant’s termination, have vested within the 24 months following the termination will vest immediately on the date of termination. In addition, the Participant shall forfeit all right, title, and interest in and to any outstanding portion of the RSUs that has vested upon the earliest to occur of the following circumstances: (x) immediately upon termination of Participant’s Continuous Service if such termination is for Cause; or (y) following termination of the Participant’s Continuous Service if the Participant breaches any of Participant’s post-termination covenants in any agreement between the Participant and the Company (or its Subsidiaries). If the Participant’s Continuous Service is terminated involuntarily, the Participant’s Continuous Service immediately ceases and vesting immediately ceases on the date that the Participant is provided with notice of termination. Vesting will not continue even if the Participant continues to receive compensatory payments or pay in lieu of working notice from the Company or its Subsidiaries. If the Participant’s Continuous Service is terminated voluntarily by the Participant delivering a notice of resignation, the Participant’s Continuous Service ceases and vesting immediately ceases on the date specified in such resignation notice as the last day of work of the Participant.

5.Rights as a Stockholder. The Participant shall not be deemed for any purpose to be the owner of any shares of Common Stock underlying the RSUs unless, until and to the extent that (i) the Company shall have issued and delivered to the Participant the shares of Common Stock underlying the RSUs and (ii) the Participant’s name shall have been entered as a stockholder of record with respect to such shares of Common Stock on the books of the Company. The Company shall cause the actions described in clauses (i) and (ii) of the preceding sentence to occur promptly following settlement as contemplated by this Agreement, subject to compliance with applicable laws.

6.Compliance with Legal Requirements.

(a)Generally. The granting and settlement of the RSUs, and any other obligations of the Company under this Agreement, shall be subject to all applicable U.S. federal, state and local laws, rules and regulations, all applicable non-U.S. laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Participant agrees to take all steps that the Committee or the Company determines are reasonably necessary to comply with all applicable provisions of U.S. federal and state securities law and non-U.S. securities law in exercising the Participant’s rights under this Agreement.

(b)Tax Withholding. Vesting and settlement of the RSUs shall be subject to the Participant’s satisfying any applicable U.S. federal, state and local tax withholding obligations and non-U.S. tax withholding obligations. The Company shall have the right and is hereby authorized to withhold from any amounts payable to the Participant in connection with the RSUs or otherwise the amount of any required withholding taxes in respect of the RSUs, their settlement or any payment or transfer of the RSUs or under the Plan and to take any such other action as the Committee or the Company deem necessary to satisfy all obligations for the payment of such withholding taxes (up to the maximum permissible withholding amounts), including the right to sell the number of shares of Common Stock that would otherwise be available for delivery upon settlement of the RSUs necessary to generate sufficient proceeds to satisfy withholding obligations. The Company may in all events require the Participant to satisfy, in whole or in part, the tax obligations by withholding shares of Common Stock that would otherwise be received upon settlement of the RSUs with a Fair Market Value equal to such withholding liability.

7.Clawback. The Committee shall have full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act. Notwithstanding anything to the contrary contained herein, the Committee may cancel the RSU award if the Participant, without the consent of the Company, has engaged in or engages in activity that is in conflict with or adverse to the interests of the Company or any Affiliate during the period of the Participant’s Continuous Service, including fraud or conduct contributing to any financial restatements or irregularities, or violates a non-competition, non-solicitation, non-disparagement or non-disclosure or other similar agreement with the Company or any Subsidiary (after giving effect to any applicable cure period set forth therein), as determined by the Committee. In such event, the Committee may further require the Participant to forfeit any compensation, gain or other value realized thereafter on the vesting or settlement of the RSUs, the sale or other transfer of the RSUs, or the sale of shares of Common Stock acquired in respect of the RSUs and repay such amounts to the Company. If the Participant receives any amount in excess of what the Participant should have received under the terms of the RSUs for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), all as determined by the Committee, then the Participant shall promptly repay any such excess amount to the Company. To the extent required by applicable law or the rules and regulations of the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, or if so required pursuant to a written policy adopted by the Company, the RSUs shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into this Agreement).

8.Miscellaneous.

(a)Transferability. The RSUs may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered (a “Transfer”) by the Participant other than by will or by the laws of descent and distribution, pursuant to a qualified domestic relations order or as otherwise permitted under Section 14(b) of the Plan. Any attempted Transfer of the RSUs contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the RSUs, shall be null and void and without effect.

(b)Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

(c)Section 409A. The RSUs are intended to be exempt from, or compliant with, Section 409A of the Code. Notwithstanding the foregoing or any provision of the Plan or this Agreement, if any provision of the Plan or this Agreement contravenes Section 409A of the Code or could cause the Participant to incur any tax, interest or penalties under Section 409A of the Code, the Committee may, in its sole discretion and without the Participant’s consent, modify such provision to (i) comply with, or avoid being subject to, Section 409A of the Code, or to avoid the incurrence of taxes, interest and penalties under Section 409A of the Code, and/or (ii) maintain, to the maximum extent practicable, the original intent and economic benefit to the Participant of the applicable provision without materially increasing the cost to the Company or contravening the provisions of Section 409A of the Code. This Section 8(c) does not create an obligation on the part of the Company to modify the Plan or this Agreement and does not guarantee that the RSUs will not be subject to interest and penalties under Section 409A.

(d)General Assets. All amounts credited in respect of the RSUs to the book-entry account under this Agreement shall continue for all purposes to be part of the general assets of the Company. The Participant’s interest in such account shall make the Participant only a general, unsecured creditor of the Company.

(e)Notices. Any notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax, pdf/email or overnight courier, or by postage-paid first-class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Company’s records, or if to the Company, to the attention of the General Counsel (or such other designee as separately communicated to the Participant from time to time) at the Company’s principal executive office.

(f)Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(g)No Rights to Employment, Directorship or Service. Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee, consultant or director of the Company or any of its Affiliates or shall interfere with or restrict in any way the rights of the Company or any of its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Participant at any time for any reason whatsoever.

(h)Fractional Shares. In lieu of issuing a fraction of a share of Common Stock resulting from any settlement of the RSUs or an adjustment of the RSUs pursuant to Section 11 of the Plan or otherwise, the Company shall be entitled to pay to the Participant an amount in cash equal to the Fair Market Value of such fractional share.

(i)Beneficiary. The Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation.

(j)Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.

(k)Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto, other than any other non-competition, non-solicitation, non-disparagement or non-disclosure or other similar agreement to which the Participant may be a party, the covenants of which shall continue to apply to the Participant, in accordance with the terms of such agreement. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto, except for any changes permitted without consent under Section 11 or 14 of the Plan.

(l)Governing Law and Venue. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware.

(i)Dispute Resolution; Consent to Jurisdiction. All disputes between or among any Persons arising out of or in any way connected with the Plan, this Agreement or the RSUs shall be solely and finally settled by the Committee, acting in good faith, the determination of which shall be final. Any matters not covered by the preceding sentence shall be solely and finally settled in accordance with the Plan, and the

Participant and the Company consent to the personal jurisdiction of the United States federal and state courts sitting in Wilmington, Delaware, as the exclusive jurisdiction with respect to matters arising out of or related to the enforcement of the Committee’s determinations and resolution of matters, if any, related to the Plan or this Agreement not required to be resolved by the Committee. Each such Person hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the last known address of such Person, such service to become effective ten
(10) days after such mailing.

(ii)Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement or the transactions contemplated (whether based on contract, tort or any other theory). Each party hereto (A) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (B) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this section.

(m)Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(n)Counterparts. This Agreement may be executed in one or more counterparts (including via facsimile and electronic image scan (pdf)), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

(o)Electronic Signature and Delivery. This Agreement may be accepted by return signature or by electronic confirmation. By accepting this Agreement, the Participant consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by U.S. Securities and Exchange Commission rules (which consent may be revoked in writing by the Participant at any time upon three business days’ notice to the Company, in which case subsequent prospectuses, annual reports and other information will be delivered in hard copy to the Participant).

(p)Electronic Participation in Plan. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.